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                                                                    Exhibit 23.1



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         We have issued our report dated June 15, 2005 accompanying the financial statements of Silver Star Energy, Inc. which are included in this Form SB-2 registration statement. We consent to the incorporation by reference in the registration statement of the aforementioned reports.

/s/ Robison, Hill & Co.
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Robison, Hill & Co.
Certified Public Accountants
Salt Lake City, Utah
November 11, 2005